SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com



         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the registration statement on Form S-1, of Essense Water, Inc., of our report dated October 28, 2011 on our audit of the financial statements of Essense Water, Inc. as of August 31, 2011 and 2010, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended August 31, 2011 and 2010 and since inception on January 29, 2009 through August 31, 2011, and the reference to us under the caption "Experts."



/s/ Seale and Beers, CPAs
-------------------------

Seale and Beers, CPAs
Las Vegas, Nevada
April 20, 2012



















          Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
            50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
                Phone: (888)727-8251 Fax: (888)782-2351